EXHIBIT 23.1

The Board of Directors
  and Shareholders
Lunn Industries, Inc.:


We consent to the use of our report on the consolidated financial statements of Lunn Industires, Inc. and subsidiary as of and for the year ended
December 31, 1996 dated April 2, 1997 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.



                                        KPMG PEAT MARWICK LLP

Jericho, New York
June 19, 1997

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